UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2014

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jonathan H. Weis Amended and Restated Employment Agreement

On July 14, 2014, with retroactive effect to January 1, 2014, Weis Markets, Inc. (the "Company") amended and restated the employment agreement (the "Employment Agreement") dated November 3, 2011 with Jonathan H. Weis, who served as Vice Chairman and Secretary of the Company since 2004 and currently serves as Vice Chairman, President and Chief Executive Officer. The amended and restated Employment Agreement commenced on January 1, 2014 and continues through December 31, 2016 (the "Term"). The Employment Agreement provides Mr. Weis with the following compensation and benefits:

Annual base salary of no less than $860,000, subject to periodic review and adjustment by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board;
Participation in any annual or long-term bonus or incentive plans maintained by the Company for its senior executives;
A supplemental long-term cash incentive under the Company's Chief Executive Officer Incentive Award Plan (the "Plan"), effective July 1, 2011 and amended and restated effective as of January 1, 2014 (as further described below);
Participation in any stock option, stock ownership, stock incentive or other equity-based compensation plans maintained by the Company for its senior executives;
Participation in all compensation or employee benefit plans or programs, and all benefits or perquisites, for which any member of the Company's senior management is eligible under any existing or future Company plan or program; and
A term life insurance policy with a death benefit of $1,000,000.

The Employment Agreement further provides that if the Board determines that Mr. Weis has been incompetent or negligent in the performance of his duties or engaged in fraud or willful misconduct in a manner that caused or contributed to the need for a material restatement of the Company's financial results, and if the performance-based compensation paid under the Employment Agreement would have been lower if based on such restated results, then the Board and the Company will seek recoupment from Mr. Weis of any portion of such performance-based compensation deemed appropriate.

In the event that Mr. Weis' employment terminates due to a "Without Cause Termination" or is terminated by Mr. Weis for "Good Reason," then, pursuant to the Employment Agreement, Mr. Weis will be entitled to:

Earned but unpaid base salary as of the date of termination and any earned but unpaid bonuses for prior years (other than any bonuses payable under the Plan) ("Accrued Obligations");
Continued base salary, as in effect at termination, payable until the end of the Term; and
Payment, for the year of termination and for each subsequent calendar year or portion thereof during the remainder of the Term, of an amount (prorated in the case of any partial year) equal to the highest annual incentive bonus (not including any bonus paid under the Plan) received for any year in the two years preceding the date of termination.

For these purposes "Without Cause Termination" means a termination of employment by the Company other than due to "Disability" or the expiration of the Term and other than a "Termination for Cause." "Disability" for purposes of this Agreement shall have the meaning set forth in Internal Revenue Code (the "Code") Section 409(a)(2)(C) and the regulations thereunder. A "Termination for Cause" means a termination by the Company by the vote of the majority of the Board because Mr. Weis (a) has been convicted of, or has entered a plea of nolo contendere to, a criminal offense involving moral turpitude, or (b) has willfully continued to fail to substantially perform his duties with the Company after a written demand for substantial performance is delivered by the Board, or (c) has committed an improper action resulting in personal enrichment at the expense of the Company, or (d) has engaged in illegal or gross misconduct that is materially and demonstrably injurious to the Company, or (e) has violated his representations or duties under the Employment Agreement.

In the event of his Disability, the Company may remove Mr. Weis from employment, in which case, pursuant to the Employment Agreement, Mr. Weis will be entitled to:

Accrued Obligations;
Continued base salary, offset by any amounts otherwise payable under the Company's disability program, at the rate of 50% of base salary as of the date of disability, payable until the end of the Term; and
A bonus for the year of disability equal to the amount determined by the Company in good faith to be the amount of bonus that Mr. Weis would have received if he had been employed throughout the bonus year, which will be prorated on a daily basis as of the date of disability.

In the event of his death, pursuant to the Employment Agreement, Mr. Weis will be entitled to:

Accrued Obligations as of the date of death payable in full; and
From the date of death until the end of the Term, base salary payments, at the rate of 50% of base salary as of the date of death, to Mr. Weis' surviving spouse and, following the death of his spouse, to his estate.

In the event that Mr. Weis' employment terminates due to a Termination for Cause or Mr. Weis terminates employment other than for "Good Reason," Disability, retirement under the Company's established policies, or death, then Accrued Obligations and vested benefits as of the date of termination will be payable to Mr. Weis in full. No other payments will be made to Mr. Weis, except for benefits that have already become vested under the terms of the Company's employee benefit programs. For these purposes, a termination by Mr. Weis for "Good Reason" means a termination by notice given at any time due to (a) any reduction without his consent in Mr. Weis' salary below $860,000 per annum or (b) failure of the Company or its successor to fulfill its obligations under the Employment Agreement in any material respect.

The Employment Agreement also provides that Mr. Weis may not disclose or use any confidential information of the Company during or after the Term of the Employment Agreement. During his employment with the Company and for a period of four years following his termination of employment for any reason, Mr. Weis is also precluded from engaging or assisting in any business which is in competition with the Company and from soliciting any Company employee, consultant, vendor or supplier.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Executive Officer Incentive Award Plan

The Compensation Committee of the Board adopted the Chief Executive Officer Incentive Award Plan (the "Plan"), effective July 1, 2011, amended and restated effective as of January 1, 2014, which is designed to provide a strong financial incentive for chief executive officer ("CEO") performance by making a significant percentage of the CEO's total cash compensation dependent upon yearly corporate performance, and to encourage CEO retention.

Prior to the amendment and restatement of the Plan effective January 1, 2014, the Plan for Mr. Weis was the "Vice Chairman Incentive Award Plan." Any awards earned by Mr. Weis through December 31, 2013 under the Plan are being paid in 2014.

Pursuant to the Plan, the CEO is entitled to receive an incentive award for each fiscal year consisting of the following:

A retention award equal to the participant's base salary, in effect as of the end of the fiscal year, multiplied by 1.375; and
A performance award equal to the base salary in effect as of the end of the fiscal year, contingent upon the achievement of specified performance requirements (each, a "Performance Target," and together, the "Performance Targets"), as follows:
One-half of the Performance Award is based on the ratio of the Company's net sales in comparison to a net sales target for a Plan year. The net sales ratio has a "Threshold" which must be met in order to qualify for such Performance Award, a "Target" which is the net sales target, and a "Maximum" net sales ratio upon which a Performance Award may be made. For 2014 the Threshold is 97% of the net sales target and the Maximum is 103% of the net sales target, with 0% performance achieved at Threshold, 100% performance achieved at Target and 150% performance achieved at Maximum, and with interpolation used to determine the performance achieved between the Threshold, Target and Maximum levels.
One-half of the Performance Award is based on the ratio of the Company's Modified Return On Invested Capital (the "MROIC") in comparison to the MROIC target for a Plan year. The MROIC ratio has a "Threshold" which must be met in order to qualify for such Performance Award, a "Target" which is the MROIC target, and a "Maximum" MROIC ratio upon which a Performance Award may be made. For 2014 the Threshold is 98% of the MROIC target and the Maximum is 105% of the MROIC target, with 0% performance achievement at Threshold, 100% performance achieved at Target and 150% performance achieved at Maximum, and with interpolation used to determine the performance achieved between the Threshold, Target and Maximum levels.

The Committee retains the right to adjust the Target and related Threshold and Maximum levels at any time in their sole discretion. Although the right to receive awards under the Plan are measured and determined on an annual basis, except in the case of a Without Cause Termination (as defined above) or death, no Plan award will be paid to the participant until after December 31, 2016, provided that the participant remains employed as such from January 1, 2014 through December 31, 2016. Within 2 ½ months following the end of the fiscal year, the Compensation Committee will determine in accordance with the terms of the Plan and certify in writing whether a Performance Target was achieved. Subject to exception in the event that a delay in payment is required under Section 409A of the Code and any deferral election made by the participant under any deferral plan of the Company then in effect, any incentive award to which a participant becomes entitled will be paid in a lump sum cash payment within 2 ½ months after December 31, 2016, subject to the determination and certification by the Committee of each performance award for each plan year.

Under the Plan, if the participant's employment is subject to a Without Cause Termination, the Company will pay the participant as follows:

If the Without Cause Termination occurs
on or between the following dates:	Amount to be Paid

January 1, 2014 to December 31, 2014	$2,500,000

January 1, 2015 to December 31, 2015	$3,000,000

January 1, 2016 to December 31, 2016	$3,500,000

Subject to exception in the event that a delay in payment is required under Section 409A of the Code, any amounts payable due to a Without Cause Termination will be paid in a lump sum cash payment within 2 ½ months after the end of the calendar year in which such Without Cause Termination occurs.

Upon the death of the participant, the Company will pay $1,000,000 to the participant's surviving spouse, if any, or otherwise to the participant's estate. Such payment will be made within sixty (60) days of the date of death of the participant. In the case of any other termination of employment prior to December 31, 2016, including for disability, retirement, resignation or Termination for Cause, the participant will not be entitled to receive payment of any amounts under the Plan.

Incentive awards payable under the Plan are subject to the same recoupment provisions as apply for payments made pursuant to the Employment Agreement, as described above.

The preceding description of the Plan is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Plan, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective January 1, 2014, by and between Weis Markets, Inc. and Jonathan H. Weis.
10.2	Weis Markets, Inc. Chief Executive Officer Incentive Award Plan, effective July 1, 2011, Amended and Restated effective as of January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)

Dated: July 18, 2014

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Amended and Restated Employment Agreement, effective January 1, 2014, by and between Weis Markets, Inc. and Jonathan H. Weis.	Filed herewith.
10.2	Weis Markets, Inc. Chief Executive Officer Incentive Award Plan, effective July 1, 2011, Amended and Restated effective as of January 1, 2014.	Filed herewith.